Washington Bancorp
Computation of Earnings per Common Share

                                                                      Exhibit 11


                                                     For the three months ended March 31,      For the nine months ended March 31,
                                                     -------------------------------------    --------------------------------------
                                                      2001      2000       2001      2000      2001      2000       2001      2000
                                                      Basic     Basic    Diluted   Diluted     Basic     Basic    Diluted   Diluted
                                                       EPS       EPS       EPS       EPS        EPS       EPS       EPS       EPS
                                                     -------------------------------------------------------------------------------
Computation of weighted average
      number of common shares
      outstanding:
Common shares outstanding
      at the beginning of the period ............    651,133    651,133   651,133   651,133   651,133   651,133   651,133   651,133
Unreleased common shares held by the
      Employee Stock Ownership
      Plan (ESOP) at the beginning
      of the period .............................    (30,848)   (35,718)  (30,848) (35,718)   (33,283)  (37,972)  (33,283)  (37,972)
Weighted average common shares
      released by the ESOP during
      the period ................................        657        609       657      609      1,875     1,736     1,875     1,736
Weighted average common shares
      outstanding - Stock Option Plan ...........         --         --     8,173    6,786         --        --     7,013     9,179
Weighted average common shares
      into treasury .............................   (136,162)   (74,261) (136,162) (74,261)  (121,903)  (60,182) (121,903)  (60,182)
                                                    -------------------------------------------------------------------------------
Total average shares outstanding ................    484,780    541,763   492,953  548,549    497,822   554,715   504,835   563,894
                                                    ===============================================================================

Net income ......................................   $281,808  $ 285,278  $281,808 $285,278   $785,215  $786,554  $785,215  $786,554
                                                    ===============================================================================

Net income per share ............................   $   0.58  $    0.53  $   0.57 $   0.52   $   1.58  $   1.42  $   1.56  $   1.39
                                                    ===============================================================================
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